Exhibit 2

                               SUPPORT AGREEMENT

     SUPPORT AGREEMENT, dated as of December 15, 2010 (this "Agreement"), by and among the parties listed on the signature page(s) hereto (collectively, the "Stockholders" and each individually, a "Stockholder") and Dynegy Inc., a Delaware corporation (the "Company"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).
                                    RECITALS

     WHEREAS, as of the date hereof, each Stockholder beneficially owns that number of Shares and options to purchase Shares (the "Call Options") set forth opposite its names on Schedule I hereto (such Shares, and any other Equity Interests, hereafter acquired by any Stockholder as the date hereof and prior to the termination of this Agreement, whether upon the exercise of options (including the Call Options), warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise, being referred to herein collectively as the "Subject Securities");

     WHEREAS, concurrently with the execution of this Agreement, IEH Merger Sub LLC, a Delaware limited liability company (the "Parent"), IEP Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the "Merger Agreement");

     WHEREAS, the Merger Agreement provides that, upon the terms and subject to the conditions thereof, Parent will commence an Offer to purchase all of the issued and outstanding Shares at the Offer Price, and, subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the "Merger") and the Company will become a wholly owned subsidiary of Parent;

     WHEREAS, the Merger Agreement also provides that the Merger may be consummated regardless of whether the Offer is completed, but if the Offer is not completed, the Merger will only be consummated following adoption of the Merger Agreement by the stockholders of the Company in accordance with applicable Law; and

     WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement, the Company has required that the Stockholders agree to enter into this Agreement.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

     Section 1. Voting and Transfer of Subject Securities; Waiver of Appraisal Rights. Each Stockholder covenants and agrees that until the termination of this Agreement in accordance with the terms hereof, such Stockholder will comply with all obligations applicable to Affiliates of Parent set forth in Section 7.13 of the Merger Agreement.

     Section 2. Representations and Warranties of the Stockholders. Each Stockholder, jointly and severally, represents and warrants to the Company that:

     (a) Organization and Good Standing. Each Stockholder is a legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of the jurisdiction of its organization.

     (b) Corporate Authority. Each Stockholder has all requisite corporate, limited partnership or other power and authority to execute, deliver and perform this Agreement, with no limitations, qualifications or restrictions on such power, and the execution, delivery and performance of this Agreement have been duly authorized by all necessary action and do not contravene any provision of such Stockholder's charter, partnership agreement, operating agreement or similar organizational documents, any law, regulation, rule, decree, order, judgment or contractual restriction binding on such Stockholder or its assets.

     (c) Governmental Approvals. All consents, approvals, authorizations, permits of, filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this Agreement by each Stockholder have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Agreement. other than in connection with the requirements of the Exchange Act and where such violations or failures to make or obtain any filing with or notification to, or consents, approvals, authorizations, permits of, any governmental authority would not, individually or in the aggregate, materially impair the ability of the Stockholder to perform this Agreement.

     (d) Enforceability. This Agreement constitutes a legal, valid and binding obligation of each Stockholder enforceable against each Stockholder in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

     (e) Subject Securities. As of the date hereof and at all times prior to the termination of this Agreement, each Stockholder beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act) the Subject Securities set forth on Schedule I opposite to the name of each Stockholder. As of the date hereof, the Subject Securities constitute all of the Shares and Call Options which each Stockholder beneficially owns, and in the case of the Shares, has the power to vote or direct the votes. The Subject Securities and the Call Options are all of the Shares or Equity Interests in which Carl C. Icahn, the Stockholders or any of their respective Affiliates have beneficial ownership, and in the case of the Shares, voting rights. Except for this Agreement, the Subject Securities are now and at all times during the term hereof will be, held by the each Stockholder, free and clear of all liens, proxies, powers of attorney, voting trusts and voting agreements and arrangements (collectively, "liens").

     Section 3. Representations and Warranties of the Company. Company represents and warrants to Stockholders that:

     (a) Organization and Good Standing. The Company is a legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of the jurisdiction of its organization.

     (b) Corporate Authority. The Company has all requisite corporate, limited partnership or other power and authority to execute, deliver and perform this Agreement and the execution, delivery and performance of this Agreement have been duly authorized by all necessary action and do not contravene any provision of the Company's charter, partnership agreement, operating agreement or similar organizational documents, any law, regulation, rule, decree, order, judgment or contractual restriction binding on the Company or its assets.

     (c) Governmental Approvals. All consents, approvals, authorizations, permits of, filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this Agreement by the Company have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Agreement, other than in connection with the requirements of the Exchange Act and where such violations or failures to make or obtain any filing with or notification to, or consents, approvals, authorizations, permits of, any governmental authority would not, individually or in the aggregate, materially impair the ability of the Company to perform this Agreement.

     (d) Enforceability. This Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

     Section 4. Termination. This Agreement shall terminate immediately at and as of the Voting Termination Date.

     Section 5. Call Options.The parties acknowledge that, notwithstanding anything to the contrary herein, the Subject Securities include Call Options which the Stockholder cannot vote and which cannot be exercised prior to the satisfaction or waiver of, if the Offer has not been terminated in accordance with the Merger Agreement, the Regulatory Condition, or, if the Offer has been terminated in accordance with the Merger Agreement, the condition set forth in
Section  8.3(c)  of  the  Merger  Agreement.

     Section  6.  Miscellaneous.

     (a) Entire Agreement. This Agreement (including any schedules hereto) and the Merger Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. The parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

     (b) Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile or by overnight courier:

          (i) if to a Stockholder:

              c/o Icahn Associates Corp
              767 Fifth Avenue, 47th Floor
              New York, NY 10153
              Attention:  Deputy General Counsel
              Fax:  (212) 688-1158
              Attention:  Chief Financial Officer
              Fax:  (646) 861-7585

         (ii) if to the Company to:

              Dynegy Inc.
              1000 Louisiana, Suite 5800
              Houston, TX 77002
              Attention:  General Counsel
              Fax:  (713) 356-2185

        (iii) with a copy to:

              Sullivan & Cromwell LLP
              125 Broad Street
              New York, NY  10004
              Attention:  Joseph B. Frumkin
                          Krishna Veeraraghavan
              Fax:  (212) 558-3588

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three (3) business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile and received by 5:00 p.m. New York time on a business day (otherwise the next business day) (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one (1) business day by dispatch pursuant to one of the other methods described herein); or on the next business day after deposit with an overnight courier, if sent by an overnight courier.

     (c) No Third Party Beneficiaries. This Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

     (d) Assignment. Except as provided in Section 1 hereof, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of all of the other parties and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

     (e) Mutatis Mutandis. Sections 10.4, 10.5, 10.12 and 10.13 of the Merger Agreement shall apply to this Agreement, mutatis mutandis, as if it had been fully set forth herein.



                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

                                           HIGH RIVER LIMITED PARTNERSHIP
                                           By:  Hopper Investments LLC, its
                                                general partner
                                           By: Barberry Corp., its sole
                                               stockholder


                                           By:  /s/ Vincent J. Intrieri
                                                -----------------------
                                                Name:  Vincent J. Intrieri
                                                Title:  Vice President

                                           ICAHN PARTNERS LP


                                           By:  /s/ Vincent J. Intrieri
                                                -----------------------
                                                Name:  Vincent J. Intrieri
                                                Title:  Senior Managing Director

                                           ICAHN PARTNERS MASTER FUND LP


                                           By:  /s/ Vincent J. Intrieri
                                                -----------------------
                                                Name:  Vincent J. Intrieri
                                                Title:  Senior Managing Director

                                           ICAHN PARTNERS MASTER FUND II LP


                                           By:  /s/ Vincent J. Intrieri
                                                -----------------------
                                                Name:  Vincent J. Intrieri
                                                Title:  Senior Managing Director

                                           ICAHN PARTNERS MASTER FUND III LP


                                           By:  /s/ Vincent J. Intrieri
                                                -----------------------
                                                Name:  Vincent J. Intrieri
                                                Title:  Senior Managing Director

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.


                                           DYNEGY INC.


                                           By:  /s/ Bruce A. Williamson
                                                -----------------------
                                                Name:  Bruce A. Williamson
                                                Title:  Chairman, President, and
                                                        Chief Executive Officer

Schedule I


                        Stockholder Beneficial Ownership

Stockholder                        Number of Shares       Number of Call Options
-----------                        ----------------       ----------------------
High River Limited Partnership         2,399,999                  1,208,442
Icahn Partners LP                      3,653,675                  1,857,034
Icahn Partners Master Fund LP          4,145,343                  2,092,971
Icahn Partners Master Fund II LP       1,215,577                    590,137
Icahn Partners Master Fund III LP        585,406                    293,628

TOTAL                                 12,000,000                  6,042,212